UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 27, 2014

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 27, 2014, independent members of the Board of Directors of First BanCorp. (the “Corporation”) determined to increase the salary amounts paid to certain of its named executive officers (“NEOs”) for fiscal year 2014. The changes to the NEOs’ compensation included the following:

•	adjustments to base salary in cash, and

•	adjustments to base salary paid in the Corporation’s common stock, par value $0.10 per share (“Salary Stock”).

The shares to be issued in connection with the Salary Stock are to be issued to the executive officers on a biweekly basis consistent with the Corporation’s pay cycle and the practice in 2013. The base salary amounts in cash and Common Stock expected to be paid to the NEOs for fiscal year 2014 will be as indicated in the table below.

NEO	Base Salary	Base Salary	Total Base Salary
	Paid in Cash	Paid in Common Stock
Aurelio Alemán-Bermúdez, President and Chief Executive Officer	$880,000	$600,000	$1,480,000
Orlando Berges-González, Executive Vice President and Chief Financial Officer	$600,000	$200,000	$800,000
Calixto García-Velez, Executive Vice President	$550,000	$175,000	$725,000

Additionally, effective March 27, 2014, independent members of the Board of Directors approved grants of restricted stock to the NEOs. The actions taken were consistent with the requirements of the Interim Final Rule on TARP Standards for Compensation and Corporate Governance issued by the U.S. Department of the Treasury in June 2009 (the “TARP Interim Final Rule”). The TARP Interim Final Rule imposes certain restrictions on compensation paid by the Corporation to its “senior executive officers” and certain other employees as a participant in the TARP Capital Purchase Program (“CPP”).

In light of the CPP-related restrictions, the Corporation’s incentive program for NEOs is solely in the form of restricted stock, thereby aligning our executives’ compensation with the Corporation’s long-term profitability. Consistent with the requirements of the CPP, the restricted stock issued will vest as follows: fifty percent (50%) of the shares on the second anniversary date of the grant and the remaining fifty percent (50%) on the third anniversary date of the grant. Notwithstanding the vesting, the NEOs will be restricted from transferring the shares pursuant to additional CPP-related restrictions as they relate to transferability of the shares.

Each NEO was granted the following restricted stock awards:

NEO	Number of Shares of	Value of Restricted
	Restricted Stock	Stock Awarded
	Awarded
Aurelio Alemán-Bermúdez, President and Chief Executive Officer	140,952	$740,000
Orlando Berges-González, Executive Vice President and Chief Financial Officer	76,190	$400,000
Lawrence Odell, Executive Vice President, General Counsel and Secretary of the Board of Directors	59,619	$313,000
Calixto García-Velez, Executive Vice President	69,142	$363,000
T. Michael McDonald, Executive Vice President	41,904	$220,000

Item 8.01	Other Events

The Corporation recently issued an aggregate of 1,075,283 shares of the Corporation’s common stock, $0.10 par value per share (the “Common Stock”), in exchange for an aggregate of 249,477 shares of the Corporation’s 7.125% Noncumulative Perpetual Monthly Income Preferred Stock, Series A, 8.35% Noncumulative Perpetual Monthly Income Preferred Stock, Series B, 7.40% Noncumulative Perpetual Monthly Income Preferred Stock, Series C, 7.25% Noncumulative Perpetual Monthly Income Preferred Stock, Series D, and 7.00% Noncumulative Perpetual Monthly Income Preferred Stock, Series E (collectively, the “Preferred Stock”), having an aggregate liquidation preference value of $6,236,925. The shares of Common Stock were issued to two holders of Preferred Stock in reliance upon the exemption set forth in Section 3(a)(9) of the Securities Act of 1933, as amended, for securities exchanged by an issuer with existing security holders where no commission or other remuneration is paid or given directly or indirectly by the issuer for soliciting such exchange.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

April 1, 2014	By:	/s/ Lawrence Odell

Name: Lawrence Odell
Title: EVP and General Counsel